Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Investor Contacts

Media Contacts

Andrew Cook / Linda Ventresca	Laura Accettella /
AXIS Capital Holdings Limited	Caroline Gentile
info@axiscapital.com	Kekst and Company
(441) 297-9513	(212) 521-4859

AXIS CAPITAL TO COMPLY WITH SUBPOENA
REGARDING BROKER COMPENSATION

Pembroke, Bermuda, September 1, 2004 – AXIS Capital Holdings Limited (“AXIS Capital”)   (NYSE: AXS) today announced that its U.S. holding company has received a subpoena from the Office of the Attorney General of the State of New York seeking information regarding incentive commission agreements between its insurance companies and insurance brokers.  John Charman, AXIS Capital CEO and President, has stated that AXIS Capital is more than happy to fully cooperate with this inquiry.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity in excess of $3.0 billion and locations in Bermuda, the United States and Europe.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  For more information about AXIS Capital, visit the Company’s website at www.axiscapital.com.

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AXIS Capital Holdings Limited, 106 Pitts Bay Road, Pembroke HM 08, Bermuda

Telephone: 1-441-296-2600 • Fax: 1-441-296-3140

www.axiscapital.com